051 Putnam Municipal Income Fund, September 30, 2004, semi annual report


Because of the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2004, Putnam Management
has assumed $14,990 of legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	14,899
		Class B	2,624
		Class C	254

72DD2	Class M	173



73A1		Class A	.19867
		Class B	.172824
		Class C	.166642

73A2      Class M   .187896


74U1		Class A	72,589
		Class B	13,631
		Class C	1,523

74U2		Class M	870


74V1		Class A	8.67
		Class B   8.67
		Class C	8.68

74V2		Class M	8.67